U.S SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549 -------------------------------------
FORM 8-K

CURRENT REPORT
Date of Report (Date of earliest event reported) May 14, 2002

HERITAGE COMPANIES, INC. (formerly National Headhunters, Inc.)

(Exact Name of Registrant as specified in its charter)

NEVADA	333-66994	43-1932733
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11658 West 75th Street
Shawnee, Kansas 66214 _____________________________
(Address of Principal or
Executive Offices)

(913) 438-6622
___________________________
(Registrant’s Telephone Number)

National Headhunters, Inc.
(Former name or former address, if changed since last report)

Item 5. Other events.

A copy of a press release of National Headhunters, Inc. with respect to the change in the Company’s name is filed as Exhibit 99.1 hereto and is incorporated by reference.

Item 7. Financial Statements and Exhibits.

(c)  Exhibits:

99.1 Text of the Company’s press release dated May 15, 2002 with respect to the change in the Company’s name.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heritage Companies, Inc.
(Registrant)

Date:	May 15, 2002	/s/ Cary T. Daniel
Cary T. Daniel, Principal Executive Officer and Chairman of the Board of Directors

EXHIBIT 99.1

Press Release

SOURCE: Heritage Companies, Inc.

National Headhunters, Inc. Changes Name To Heritage Companies, Inc.

SHAWNEE, Kansas--(BUSINESS WIRE)—May 15, 2002--National Headhunters, Inc. (OTCBB: NHED - news) shareholders voted yesterday in favor of an amendment to the Company’s Articles of Incorporation to change the name of the Company to “Heritage Companies, Inc. ”   The name change, effective immediately, is intended to reflect the Companies diversified business objectives.  In addition, the Company plans to submit a request for a corresponding new ticker symbol.

Heritage Companies, Inc., Forward-Looking Statement

This news release contains ``forward-looking statements'', as defined by the Private Securities Litigation Reform Act of 1995, and involves risks and uncertainties. Although the Company believes such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Such statements are subject to certain factors that may cause results to differ materially from the ``forward-looking statements.'' Such factors include the risk factors discussed in the Company's filings with the Securities and Exchange Commission.

For more information, contact investor relations (Market Pulse) toll free at 800/290-8935.

Contact:

     Heritage Companies, Inc.

     Investor Relations (Market Pulse), 800/290-8935